           As filed with the Securities and Exchange Commission on July 27, 2007
                                                     Registration No. 333-122697
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                AMENDMENT NO. 3
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              SEGUSO HOLDINGS, INC.
                 (Name of Small Business Issuer in its Charter)

          New York                        6799                   20-1801142
(State or other jurisdiction        (Primary Standard         (I.R.S. Employer
     of incorporation or        Industrial Classification    Identification No.)
        organization)                 Code Number)

                        3405 54th Drive West, Suite G102
                            Bradenton, Florida 34210
                             Telephone: 941-753-7303
                            Telecopier: 941-753-7303
          (Address and telephone number of principal executive offices)

                           --------------------------

                                  ROBERT SEGUSO
                             Chief Executive Officer
                              Seguso Holdings, Inc.
                        3405 54th Drive West, Suite G102
                            Bradenton, Florida 34210
                             Telephone: 941-753-7303
                            Telecopier: 941-753-7303
            (Name, address and telephone number of agent for service)

                           --------------------------

                                   Copies to:
                             ELLIOT H. LUTZKER, ESQ.
                               PHILLIPS NIZER LLP
                                666 Fifth Avenue
                          New York, New York 10103-0084
                            Telephone: (212) 841-0707
                           Telecopier: (212) 262-5152

                           --------------------------

                Approximate Date of Proposed Sale to the Public:
 As soon as practicable after the effective date of this registration statement.

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                      PROPOSED MAXIMUM       PROPOSED MAXIMUM
TITLE OF EACH CLASS OF SECURITIES TO BE                           AGGREGATE OFFERING PRICE  AGGREGATE OFFERING     AMOUNT OF
REGISTERED                               AMOUNT TO BE REGISTERED      PER SECURITY (1)          PRICE (1)       REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Common stock, $.0001 par value                 500,000 shs.                 $.10                 $50,000             $6.34
--------------------------------------------------------------------------------------------------------------------------------
TOTAL...............................                                                                                $6.34 (2)
================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933 (the "Act").

(2) Paid on February 10, 2005, with the initial filing of this Registration Statement



THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                      SUBJECT TO COMPLETION - JULY 27, 2007

PROSPECTUS

                         500,000 Shares of Common Stock

                              SEGUSO HOLDINGS, INC.

      We are offering 500,000 shares of common stock at a price of $0.10 per share on a self underwritten all-or-none basis. The minimum purchase required by any one investor is five thousand (5,000) shares and the number of shares purchased must be in multiples of one hundred (100).

      If all of the shares cannot be sold, none of the shares will be sold. The offering will expire on October __, 2007 (90 days from the date of this prospectus, unless we extend it for up to an additional 90 days). If $50,000 in proceeds are not received by such date, all funds will be returned to the persons who subscribed to the offering, with interest, if any. All of the shares being offered, as well as the subscription funds received, are required to be promptly deposited in an escrow account at Hudson Valley Bank, as escrow agent. Upon the receipt of subscriptions for all shares offered hereby, the offering shall be closed and all shares issued and proceeds received pursuant to this offering shall be remain deposited in the escrow account. Proceeds of the offering shall only be returned to Investors in accordance with Rule 419 and as otherwise described in this prospectus.

      Prior to this offering there has been no public market for the shares. We are what is commonly called a "blank check" company with no operating business. Our goal is to locate an operating business to combine with our company.

      These securities involve a high degree of risk and immediate substantial dilution and should be purchased only by persons who can afford the loss of their entire investment. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      The date of the Prospectus is _____________, 2007

                                TABLE OF CONTENTS

                                                       Page
                                                       ----
Prospectus Summary....................................   3
Risk Factors..........................................   5
Determination of Offering Price.......................   7
Dilution and Other Comparative Per Share Data.........   7
Changes In Accountants................................   8
Use of Proceeds.......................................   9
Plan of Operation.....................................  10
Proposed Business.....................................  12
Management............................................  18
Principal Stockholders................................  19
Description of Securities.............................  21
Plan of Distribution..................................  22
Certain Market Information............................  23
Limitation on Liability and Indemnification Matters...  24
Additional Information................................  25
Legal Matters.........................................  25
Experts...............................................  25
Financial Statements.................................. F-1

                               PROSPECTUS SUMMARY

THE COMPANY

      Seguso Holdings, Inc. (the "Company") is a "blank check" company formed as a New York corporation on October 21, 2004. We have no operating business. We are conducting a blank check offering subject to the Securities Act of 1933 and under the Securities and Exchange Commission's Rule 419. Since our inception, our activities have been limited to our organization and the preparation of a registration statement and prospectus for our initial public offering. We were formed as a vehicle to effect a business combination with a company that we believe has significant growth potential. We have no plans, arrangements or understandings with any prospective business combination candidates and have not targeted any business for investigation and evaluation. We cannot assure you that we will find a suitable business with which to combine.

      As described in more detail later in this prospectus, the potential business combination target must have a minimum fair value equal to at least 80% of the offering proceeds. We will need a sufficient number of investors to confirm their investments prior to consummating any business combination. Before you confirm your investment, we must file and deliver to you an amendment to this prospectus outlining the proposed combination and business. Unless we complete a business combination within 18 months of the effective date of the Registration Statement, not less than 90% of the proceeds will be returned to those who subscribed to this offering in accordance with Rule 419(b)(2)(vi).

      Our offices are located at 3405 54th Drive West, Suite G102, Bradenton, Florida 34210. Our telephone number is 941-753-7303.

THE OFFERING

Share offering price ...............................................   $         0.10

Securities offered Common stock ....................................   500,000 shares

Shares of common stock outstanding as of the date of
   this prospectus .................................................        2,000,000

Shares of common stock outstanding after the offering ..............        2,500,000

LIMITED STATE REGISTRATION

      The shares will be registered only in the State of New York and may only be traded in New York. Purchasers of such securities in this offering and in any secondary trading market which may develop for shares must be residents of New York unless an exemption from state registration requirements is available.

RESTRICTIONS ON AFFILIATES IN OFFERING

      No officer, director or stockholder (pre-offering) intends to purchase shares in the offering, however, in the event any of these affiliates does purchase shares, in any amount up to and including all of the securities in the offering, it will be for investment purposes only and not with a view toward redistributing those shares. Because this offering is being registered only in the state of New York, our chief executive officer, who is a resident of the State of Florida, will not be permitted to purchase shares in this offering unless we subsequently register this offering in Florida or there is an exemption from registration of this offering in Florida.

SUMMARY FINANCIAL INFORMATION

      The following summary financial information is derived from the more detailed financial statements and the notes to those statements appearing at the back of this prospectus. You should read those financial statements and notes for a further explanation of the financial data summarized below.


                                             AS OF
                                         JUNE 30, 2007              AS OF                  AS OF
                                          (UNAUDITED)         DECEMBER 31, 2006      DECEMBER 31, 2005
                                      -------------------    -------------------    -------------------
BALANCE SHEET DATA:
   Total Assets                       $             1,045    $             1,665    $             1,872
   Accrued Expenses                                53,134                 19,937                 13,195
   Due to Stockholder                              12,600                  6,100                    100
   Total Liabilities                               65,734                 26,037                 13,295
   Deficit Accumulated During
   Development Stage                              (66,689)               (26,372)               (13,423)
   Total Stockholders'
   Equity (Deficit)                               (64,689)               (24,372)               (11,423)

                                                                                                              CUMULATIVE
                                                                                                              PERIOD FROM
                                                                                                              OCTOBER 21,
                                                                                                                 2004
                                           SIX MONTHS      SIX MONTHS          YEAR             YEAR          (INCEPTION)
                                           ENDED JUNE      ENDED JUNE          ENDED           ENDED          THROUGH JUNE
                                           30, 2007         30, 2006         DECEMBER         DECEMBER          30, 2007
                                          (UNAUDITED)      (UNAUDITED)        31, 2006         31, 2005       (UNAUDITED)
                                         -------------    -------------    -------------    -------------    -------------
STATEMENT OF OPERATIONS DATA:
  Revenues                               $          --    $          --    $          --    $          --    $          --
  Operating expenses                            40,317            3,406           12,949            4,192           66,689
  Net Loss                                     (40,317)          (3,406)         (12,949)          (4,192)         (66,689)
  Net Loss Per Share Basic and Diluted          (0.020)          (0.002)          (0.006)          (0.002)          (0.033)
  Weighted Average Number of
  Common Shares Outstanding - Basic
  and Diluted                                2,000,000        2,000,000        2,000,000        2,000,000        2,000,000

                                  RISK FACTORS

      These securities are highly speculative and subject to numerous and substantial risks. You should not purchase these securities unless you can afford to lose your entire investment. We have listed what we believe to be all the material risks to an investment in our securities. You should carefully consider all the material risks relating to our business and the purchase of these securities, including, but not limited to, those risk factors discussed below.

THIS IS A "BLANK CHECK" OFFERING WHICH PROVIDES LITTLE ADVANCE INFORMATION.

      You will be investing in the Company without an opportunity to evaluate the specific merits and risks of the business combination opportunities reviewed by our management. Accordingly, you must rely entirely upon our management to select a target business. However, we will not proceed with a business combination unless a sufficient number of investors reconfirm their investments.

YOU MAY NOT HAVE ACCESS TO YOUR FUNDS FOR UP TO 18 MONTHS FROM THE INITIAL EFFECTIVE DATE OF THE REGISTRATION STATEMENT.

      If the offering is fully subscribed, but we are unable to locate a suitable business combination candidate, you will have to wait up to 18 months from the initial date of the effective date of the Registration Statement, at which point not less than 90% of your pro-rata portion of the escrowed funds would be returned, as the Company reserves the right to utilize an amount up to 10% of the offering proceeds in accordance with Rule 419(b)(2)(vi). You may be offered an earlier opportunity to receive not less than 90% of your pro-rata portion of the escrowed funds in the event you choose not to reconfirm your investment in connection with a reconfirmation offering conducted upon execution of an agreement to combine with a business that represents at least 80% of the offering proceeds. This offering is being made on an "all or none basis." If the offering is not fully subscribed within 90 days from date of this prospectus (or up to 180 days if we extend the offering), 100% of the funds paid for in connection with your subscription will be promptly returned, without interest.

WE MAY NEVER COMPLETE A BUSINESS COMBINATION, AND YOU MAY NEVER BE ISSUED YOUR SECURITIES, IF A SUFFICIENT NUMBER OF INVESTORS DO NOT RECONFIRM THEIR INVESTMENTS.

      A business combination with a target business cannot be completed unless a sufficient number of investors elect to reconfirm their investments. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investments, the business combination will not be completed. In such event, none of the securities held in escrow will be issued, and a minimum of 90% of the pro-rata portion of the escrowed funds will be returned to investors, with interest, if any.

QUALIFIED FINANCIAL STATEMENTS QUESTION OUR ABILITY TO CONTINUE IN BUSINESS.

      Our accountants issued a qualified report on our financial statements as of and for the period ended December 31, 2006. The report states that the Company has devoted its efforts to raising capital, has not commenced operations, has experienced net losses and has a capital deficits at all reported periods. This raises substantial doubt about the Company's ability to continue as a going concern. See "Report of Independent Registered Public Accounting Firm" and "Note 1 of Notes to Financial Statements."

WE DEPEND ON PART-TIME MANAGEMENT, AND THEY MAY NOT HAVE SUFFICIENT OPPORTUNITY TO IDENTIFY A TARGET BUSINESS.

      Our success will largely be dependent upon whether our management can identify a suitable target business. Our management is expected to manage our affairs on only a part-time or as-needed basis, and they may miss business opportunities they may have otherwise identified had they been devoting all of their time to our affairs. We have not entered into an employment agreement with any member of our management, and none of them is required to commit a specific amount or percentage of his time to our affairs.

MR. SEGUSO HAS NO EXPERIENCE IN VALUING OR EVALUATING PROSPECTIVE ACQUISITION CANDIDATES.

      Mr. Seguso is a private investor who has no formal training or professional experience in valuing businesses or in evaluating prospective acquisition candidates.

THE PUBLIC OFFERING PRICE WAS ARBITRARILY DETERMINED AND DOES NOT REFLECT OUR VALUE.

      The public offering price of the shares was arbitrarily determined. The price does not bear any relationship to our book value, assets, prospective earnings or any other recognized criteria of value.

WE HAVE NOT PAID AND DO NOT INTEND TO PAY DIVIDENDS.

      We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to our combination with a target business. The payment of dividends after any such business combination, if any, will be entirely within the discretion of our board of directors. Accordingly, you will have to look to appreciation in the value of your securities to obtain a return on your investment.

PREFERRED STOCK AS AN ANTI-TAKEOVER DEVICE.

      The Company is authorized to issue 5 million shares of preferred stock, $.0001 par value. The preferred stock may be issued in series from time to time with such designation, voting and other rights, preferences and limitations as the board of directors of the Company may determine by resolution. During 2006, the Company's board of directors authorized the issuance of up to 5 million shares of preferred stock par value of $.0001 per share with retroactive effect for the 2004 fiscal year. Unless the nature of a particular transaction and applicable statutes require such approval, the board of directors has the authority to issue these shares without shareholder approval. The issuance of preferred stock may have the effect of delaying or preventing a change in control of the Company without any further action by shareholders.

THERE ARE EXTENSIVE RESTRICTIONS ON THE TRANSFER OF THE SECURITIES IN THIS OFFERING.

      The securities you purchase will be placed in escrow until the earlier of 18 months from the effective date of the Registration Statement or we complete the acquisition of a business. During that time, the securities may not be transferred except to an investor's heirs on his death.

WE WILL NOT PERMIT YOU TO SELL OUR SECURITIES OUTSIDE OF NEW YORK AFTER THEIR RELEASE FROM ESCROW.

      Even after releasing the securities from the escrow account, we intend to limit resale transactions in the securities sold in this offering to those within the state of New York. We intend to place a legend on the share certificates to the effect that resale transactions in such securities may only be made in New York and in such other states, if any, where the securities are qualified.

WE MAY BECOME SUBJECT TO REGULATION UNDER THE INVESTMENT COMPANY ACT.

      We believe our anticipated principal activity, which is to effect a combination with another business, will not subject us to regulation under the Investment Company Act. The Investment Company Act, which was enacted to regulate pooled investments in securities, may extend to companies which do not intend to be typical investment companies. So long as we meet the requirements of Rule 419, we will not be required to register as an investment company nor be regulated as an investment company. However, if the SEC determines that we are an investment company, we will become subject to regulations which require a compliance expense incompatible with our strategy.

WE MAY NOT BE ABLE TO USE ALL OF THE PROCEEDS OF THIS OFFERING IN OUR COMBINATION WITH A TARGET BUSINESS.

      Prior to consummating any combination with a target business we must provide each purchaser of common shares in this offering with a supplemental prospectus containing information on proposed transaction and ask them to confirm their purchase. Purchasers who do not confirm their investment will have their investment returned. This could result in less than all the proceeds being available for our use in the combination and may prevent such a transaction from being completed.

UNLESS WE COMPLETE A BUSINESS COMBINATION, MANAGEMENT WILL NOT RECEIVE REIMBURSEMENT FOR ANY OFFERING EXPENSES THEY INCUR IF SUCH EXPENSES EXCEED THE AMOUNT THAT MAY BE RELEASED TO US UNDER RULE 419(b)(2)(vi) TO FUND OUR OFFERING AND OPERATING EXPENSE REQUIREMENTS. THEREFORE, THEY MAY HAVE A CONFLICT OF INTEREST IN DETERMINING WHETHER A PARTICULAR TARGET BUSINESS IS APPROPRIATE FOR A BUSINESS COMBINATION AND IN THE PUBLIC STOCKHOLDERS' BEST INTEREST.

      Management will not receive reimbursement for any offering and operating expenses incurred by them to the extent that such expenses exceed the amount that may be released to us under Rule 419(b)(2)(vi) to fund our offering and operating expense requirements, unless the business combination is consummated. Management may, as part of any such combination, negotiate the repayment of some or all of any such expenses. If the target business' owners do not agree to such repayment, this could cause management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interests of management could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders' best interest.

                         DETERMINATION OF OFFERING PRICE

      The public offering price was arbitrarily determined. The price does not bear any relationship to our book value, assets, prospective earnings or any other recognized criteria of value.

                  DILUTION AND OTHER COMPARATIVE PER SHARE DATA

GENERAL

      The following tables summarize as of the date of this prospectus:

      -     the number of shares of common stock purchased from us;

      - the number of shares purchased as a percentage of our total outstanding shares;

      -     the aggregate consideration for such shares;

      -     the aggregate consideration as a percentage of total consideration;
            and

      - the average consideration per share for such shares by the present and public stockholders.

                                                                                           Average
                        Shares of common    % of total     Aggregate      % of total     consideration
                        stock purchased       shares     consideration   consideration     per share
                       ------------------   ----------   -------------   -------------   -------------
Public investors                  500,000         20.0%  $      50,000            96.2%  $        0.10
Present stockholders            2,000,000         80.0%          2,000             3.8%  $       0.001
                       ------------------   ----------   -------------   -------------
Total                           2,500,000        100.0%  $      52,000           100.0%
                       ==================   ==========   =============   =============


      "Dilution" is the difference between the public offering price of the common stock and the net tangible book value per share immediately after the offering. "Net tangible book value" is the amount that results from subtracting our total liabilities and intangible assets from our total assets. As of June 30, 2007, we had a net tangible book value deficiency for our common stock of $(64,689), or approximately $(.032) per share.

      After the sale of the shares, and deducting estimated expenses of $70,000, which amount includes $65,734 of total liabilities that have accrued as of June 30, 2007, the pro forma net tangible book value deficiency of our outstanding common stock at June 30, 2007, would be $(84,689), or approximately $(.034) per share. This represents an immediate decrease in the net tangible book value of $.002 to existing stockholders and an immediate dilution of approximately $.134 per share to public investors.

      The following table illustrates the dilution described above:

Public offering price per share...................             $  .10

      Net tangible book value (deficiency)
      per share before offering...................   $(.032)
      Decrease per share attributable
      to amount invested by the public............    (.002)
                                                     ------

Net tangible book value (deficiency) per share
      after offering..............................             $(.034)
                                                               ------

Dilution to public investors......................             $ .134
                                                               ======

                             CHANGES IN ACCOUNTANTS

      On October 27, 2006, the Company engaged Lazar Levine & Felix LLP, an independent registered firm of Certified Public Accountants, as our principal independent accountant, replacing Eisner LLP whose engagement was not renewed and who was dismissed on October 26, 2006.

      The audit reports of Eisner LLP on the Company's balance sheet and related statements of operations, and cash flows for the period from October 21, 2004 (date of inception) through November 30, 2004 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, other than to contain an explanatory paragraph as to the Company's ability to continue as a going concern.

      Company's change in independent public accountant was approved by the full Board of Directors of the Company on October 26, 2006.

      During the fiscal year ended December 31, 2004 and through October 26, 2006, there were no disagreements between the Company and Eisner LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Eisner LLP, would have caused Eisner LLP to make reference to the subject matter of the disagreement(s) in connection with its reports.

      During the Company's fiscal year ended December 31, 2006 and through the date of this Form SB-2, the Company did not consult with Lazar Levine & Felix LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-B, except with respect to the audit opinions it has provided for the fiscal years ended December 31, 2006 and 2005, and the cumulative period from October 21, 2004 (date of inception) through December 31, 2006.

      The Company provided a copy of the foregoing disclosures to Eisner LLP and requested that Eisner LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements in this Item 23. A copy of that letter furnished in response to that request will be filed as Exhibit 16.1 to this Registration Statement on Form SB-2.

                                 USE OF PROCEEDS

      We will receive $50,000 of gross proceeds from the sale of the shares when all 500,000 shares are sold prior to 18 months from the effective date of the Registration Statement. The proceeds of this offering will be held in an escrow account maintained by an escrow agent and will be used only if we complete a combination with a business having a fair value of at least 80% of the gross proceeds. Although there is no cap on offering expenses, we expect to incur offering expenses of up to approximately $70,000, consisting of legal, accounting, printing, "blue sky" and state filing fees. Robert Seguso agreed in writing to loan us $6,100 (the "First Advance") pursuant to a letter agreement filed as Exhibit 10.2 to the Company's Registration Statement on Form SB-2 filed on February 9, 2007, and has also agreed in writing to loan us $6,500 (the "Second Advance"), on a non-interest bearing basis, and repayable 18 months after the effective date of the Registration Statement or upon completion of a business combination, pursuant to a letter agreement filed hereto as Exhibit
10.4. Mr. Seguso has verbally promised to loan additional amounts over the First Advance and the Second Advance to cover future offering expenses and operating expenses, as needed (the "Additional Funds"). As amounts exceeding the First Advance and Second Advance have become due in connection with the offering or operations of the Company, Mr. Seguso shall enter into one or more letter agreement(s) for such Additional Funds on a non-interest bearing basis and repayable 18 months after the effective date of the Registration Statement or upon completion of a business combination. The indebtedness to Robert Seguso under the First Advance, the Second Advance, and any Additional Funds shall cover the (i) offering expenses (as disclosed and as such become due), and (ii) the ongoing operating expenses for the Company which shall involve the evaluation of, and negotiation with, potential business candidates, together with Meyers Associates, for the period ending 18 months after the effective date of the

Registration Statement or until we complete a business combination (such operating expenses are expected to be relatively nominal until a potential acquisition candidate is selected and pursued, as the Company's operating capacity shall be limited to exploring and researching acquisition candidates with the assistance of Meyers Associates). Such offering expenses shall consist primarily of fees payable for legal and accounting services associated with the offering. The Company has either spent or earmarked for spending the entire amount under the First Advance and Second Advance and will require Additional Funds from Mr. Seguso. There will be no other sources of funds, other than Mr. Seguso, from which offering and operating expenses shall be paid.

      In terms of the amount of offering proceeds anticipated to be used, upon the release of escrowed funds under Rule 419 in connection with a business combination, 80% or greater of the gross proceeds of the offering shall go towards the completion of a business combination (i.e., the purchase price and expenses of a business combination), 20% or less shall go towards the repayment of First Advance, the Second Advance, and any Additional Funds advanced by Mr. Seguso to the Company for the payment of offering and operating expenses, which 20% amount includes up to 10% of the proceeds of the offering that the Company, in its discretion, may retain in accordance with Rule 419(b)(2)(vi). The Company may also seek additional financing through loans or other financing arrangements if management determines that a business combination requires additional funds, however no such financing plans presently exist and there can be no assurances that such additional financing will be available. The purchase price of the target company and expenses in a business combination (such as legal, accounting, travel, meetings, etc.) cannot reasonably be estimated, as there are no current acquisition candidates at this time. Any such expenses shall be disclosed in the post-effective amendment required under Rule 419, once acquisition candidate(s) can readily be ascertained. As the amount due to Mr. Seguso exceeds the amount payable to him out of the proceeds of this offering in connection with the First Advance, the Second Advance, and any Additional Funds, the target business will be requested to pay such excess amount as a condition of the business combination. The Company retains the discretion to utilize up to ten (10%) percent of the offering proceeds in accordance with Rule 419(b)(2)(vi). If a business combination is not completed, we will notify the escrow agent to distribute an amount of not less than 90% of the escrowed funds, in connection with a liquidation of the Company, to the holders of shares sold in this offering on a pro-rata basis.

      Unless additional financing is obtained, we will not have sufficient proceeds remaining after an initial business combination to undertake additional business combinations.

      Any investment of proceeds held in escrow will be made, until released, in FDIC insured bank deposits, securities of any registered open-end investment company that holds itself out as a money market fund meeting the applicable conditions of the Investment Company Act, or short-term United States government securities. However, the escrow agent will attempt not to invest such proceeds in a manner inconsistent with Rule 419.

      Other than an amount of up to 10% of the offering proceeds which under Rule 419(b)(2)(vi), shall remain subject to the discretion of the Company, the remaining 90% or greater of the escrow account allocable to you will not be available for our discretionary use until you elect to remain an investor at the time of our combination with a target business. If a business combination is not consummated within 18 months of the effective date of the Registration Statement, a minimum of 90% of the escrowed funds will be returned to investors on a pro-rata basis.

                                PLAN OF OPERATION

      We are currently in the development stage and in the process of raising capital and exploring acquisition candidates. All our activities since inception have been related to our formation, proposed financing and the search for acceptable acquisition targets. Management is actively exploring acquisition candidates through it network of lawyers, accountants and investment banking relationships. The Company has engaged Meyers Associates L.P. ("Meyers Associates"), a principal shareholder and NASD member firm, on a non-exclusive basis under a Consulting Agreement to pursue potential acquisition candidates. Under the Consulting Agreement, as amended, the Company has engaged Meyers Associates to perform consulting services related to identifying potential acquisition candidates and other financial service matters. Meyers Associates shall furnish advice and recommendations to the Company with respect to certain aspects of the business and affairs of the Company, including assisting the Company with evaluating and negotiating particular contracts or transactions upon reasonable notice and subject to prior written agreement as to additional compensation. The parties further agreed that Meyers Associates may act as a finder or financial consultant in various business transactions in which the Company may be involved, such as mergers, acquisitions, or joint ventures. This agreement dated May 20, 2005, had a non-renewable term of one (1) year and was extended to May 20, 2009.

      As of June 30, 2007, we had not incurred any material costs or expenses other than those associated with formation of the Company and legal costs relating to work performed on the Company's Registration Statement and we had cash on hand of $1,045. We anticipate that our operating expenses shall consist mainly of fees paid to Meyers Associates under the Consulting Agreement. We have not entered into any discussions or negotiations with potential acquisition candidates to date. The Company intends on meeting its capital requirements through the First Advance, the Second Advance, and any Additional Funds provided by Mr. Seguso, as referenced in the "Use of Proceeds" section, above, and does not anticipate seeking additional funding from other sources within the next twelve months.

      Mr. Seguso has loaned certain funds in the aggregate amount of $6,100 under the First Advance, $6,500 under the Second Advance, and shall provide Additional Funds in the future, in order to cover offering and operating expenses, for the period of 18 months after the effective date of the Registration Statement or until we complete an acquisition. As the amount due to Mr. Seguso exceeds the proceeds of this offering, the excess will be returned to Mr. Seguso as a condition of a business acquisition. In the event Mr. Seguso, who is the Company's sole officer and director, does not provide adequate funding to the Company, our operations will cease.

      We will receive $50,000 of gross proceeds from the sale of the shares when all 500,000 shares are sold. We will use the net proceeds of this offering, together with the income and interest earned thereon, if any, to partially repay our indebtedness under the First Advance, the Second Advance, and any Additional Funds to Robert Seguso and to pay expenses in connection with effecting a business combination, which as mentioned in the "Use of Proceeds" section, we cannot reasonably estimate because we do not have any current acquisition candidates at this time. The balance of our indebtedness from offering expenses shall be paid as a condition of a business combination, as described in the "Use of Proceeds" section. We do not have discretionary access to any income on the monies in the escrow account and stockholders will not receive any distribution of the income or have any ability to direct the use or distribution of any such income. Thus, any such income will cause the amount in escrow to increase.

      No cash or non-cash compensation, whatsoever, will be paid to any officer or director in their capacities as such until after the consummation of the first business combination. Since the role of present management after a business combination is uncertain, we cannot determine what remuneration, if any, will be paid to present management after a business combination.

      If we do not complete a business combination within 18 months from the effective date of the Registration Statement, the escrow agent will return not less than 90% of the escrowed funds to the investors on a pro-rata basis, with interest, if any, in accordance with Rule 419(b)(2)(vi).

      We have no off-balance sheet financing arrangements.

                                PROPOSED BUSINESS

INTRODUCTION TO THE COMPANY

      We are a "blank check" company formed to effect a business combination with a target business which we believe has significant growth potential. To date, our efforts have been limited to organizational activities, including our formation as a New York corporation on October 21, 2004, and this offering. The implementation of our business objectives is wholly contingent upon the successful sale of the shares we are offering. We intend to utilize the proceeds of this offering, any sales of additional equity securities or debt securities, bank and other borrowings or a combination of those sources to effect a business combination with a target business which we believe has significant growth potential. While we may, under certain circumstances, seek to effect business combinations with more than one target business, unless additional financing is obtained, we will not have sufficient proceeds remaining after an initial business combination to undertake additional business combinations.

"BLANK CHECK" OFFERING

      BACKGROUND. Although substantially all of the net proceeds of this offering are intended to be utilized to complete a business combination, the proceeds are not otherwise being designated for a particular purpose.

      A common reason for a target company to enter into a merger with a blank check company is the desire to establish a public trading market for its shares. Such a company would hope to avoid the perceived adverse consequences of undertaking a public offering itself, such as the time delays and significant expenses incurred to comply with the various Federal and state securities laws that regulate initial public offerings.

      UNSPECIFIED INDUSTRY AND TARGET BUSINESS. We will seek to acquire a target business without limiting ourselves to a particular industry. Most likely, the target business will be primarily located in the United States, although we may acquire a target business primarily located outside the United States.

      We will not acquire a target business unless the fair value of such business, as determined by our management, is at least 80% of the maximum proceeds of this offering. If we determine the financial statements of a proposed target business do not clearly indicate that the fair value test has been satisfied, we will obtain an opinion from an independent investment banking firm (which is a member of the NASD) with respect to the satisfaction of such criteria.

      In connection with stockholder approval of a business combination, we intend to provide stockholders with disclosure documentation in accordance with the SEC's proxy rules, including audited financial statements, concerning a target business. Accordingly, any target business which is selected would need to have audited financial statements or be audited in connection with the transaction. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth (including entities without established records of revenue or income), we will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that we effect a business combination with an entity in an industry characterized by a high level of risk, we will become subject to the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes certain industries which experience rapid growth. Although our management will evaluate the risks inherent in a particular industry or target business, you cannot assume that we will properly ascertain or assess all risks.

      PROBABLE LACK OF BUSINESS DIVERSIFICATION. As a result of our limited resources, unless additional financing is obtained, we expect to have sufficient proceeds to effect only a single business combination. Accordingly, the prospects for our success will be entirely dependent upon the future performance of a single business. Unlike certain entities which have the resources to consummate several business combinations or entities operating in multiple industries or multiple segments of a single industry, we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. A target business may be dependent upon the development or market acceptance of a single or limited number of products, processes or services, in which case there will be an even higher risk that the target business will not prove to be commercially viable. We have no present intention of either loaning any of the proceeds of this offering to any target business or of purchasing or acquiring a minority interest in any target business.

      LIMITED ABILITY TO EVALUATE MANAGEMENT OF A TARGET BUSINESS. We expect our present management to play no managerial role in the Company following a business combination. Although we intend to scrutinize closely the management of a prospective target business in connection with our evaluation of a business combination with a target business, our assessment of management may be incorrect.

      In evaluating a prospective target business, we will consider several factors, including the following:

      - experience and skill of management and availability of additional personnel of the target business;

      -     costs associated with effecting the business combination;

      -     equity interest retained by our stockholders in the merged entity;

      -     growth potential of the target business;

      -     capital requirements of the target business;

      -     capital available to the target business;

      -     competitive position of the target business;

      -     stage of development of the target business;

      - degree of current or potential market acceptance of the target business, products or services;

      - proprietary features and degree of intellectual property or other protection of the target business;

      -     the financial statements of the target business; and

      -     the regulatory environment in which the target business operates.

      The foregoing criteria are not intended to be exhaustive and any evaluation relating to the merits of a particular target business will be based, to the extent relevant, on the above factors as well as other considerations we deem relevant. In connection with our evaluation of a prospective target business, we anticipate conducting a due diligence review encompassing, among other things, meetings with incumbent management and inspection of facilities, as well as a review of financial, legal and other information.

      The time and costs required to select and evaluate a target business (including conducting a due diligence review and the provision of the services by outside consultants, advisors, attorneys, and accountants, as may be necessary) and to structure and consummate the business combination (including negotiating and documenting relevant agreements and preparing requisite documents for filing pursuant to applicable corporate and securities laws) cannot be determined at this time. The foregoing is subject to our Chief Executive Officer lending us the funds for such review. Our Chief Executive Officer intends to devote only a small portion of his time to our affairs, and, accordingly, the consummation of a business combination may require a longer time than if he devoted his full time to our affairs. However, he will devote such time as he deems reasonably necessary to carry out the business and affairs of the Company. The amount of time devoted to our business and affairs may vary significantly depending upon, among other things, whether we have identified a target business or are engaged in active negotiation of a business combination.

      We anticipate that various prospective target businesses will be brought to our attention without charge from various sources, including securities broker-dealers, investment bankers, venture capitalists, bankers and other members of the financial community, including, possibly, their executive officers and our affiliates.

      IMPACT OF AN UNFAVORABLE TAX TREATMENT As a general rule, Federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. We will evaluate the possible tax consequences of any prospective business combination and will endeavor to structure a business combination so as to achieve the most favorable tax treatment to our Company, the target business and our respective stockholders. There can be no assurance that the Internal Revenue Service or relevant state tax authorities will ultimately assent to our tax treatment of a particular consummated business combination. To the extent the Internal Revenue Service or any relevant state tax authorities ultimately prevail in recharacterizing the tax treatment of a business combination, there may be adverse tax consequences to our Company, the target business, and our respective stockholders.

ACQUISITION RESTRICTIONS

      We may acquire a company or business by purchasing, trading or selling the securities of such company or business. However, we do not intend to engage primarily in such activities. Until we complete an acquisition, as long as we comply with the requirements of Rule 419, we will not be regulated as an investment company. Specifically, we intend to conduct our activities after our acquisition so as to avoid being classified as an "investment company" under the Investment Company Act of 1940, and therefore avoid application of the costly and restrictive registration and other provisions of the Investment Company Act and the regulations promulgated thereunder.

      Section 3(a) of the Investment Company Act excepts from the definition of an "investment company" an entity which does not engage primarily in the business of investing, reinvesting or trading in securities, or which does not engage in the business of investing, owning, holding or trading "investment securities" (defined as "all securities other than government securities or securities of majority-owned subsidiaries") the value of which exceed 40% of the value of its total assets (excluding government securities, cash or cash items). We intend to implement our business plan in a manner which will result in the availability of this exception from the definition of an investment company. Consequently, our acquisition of a company or business through the purchase and sale of investment securities will be limited. Although we intend to act to avoid classification as an investment company, the provisions of the Investment Company Act are extremely complex and it is possible that we may be classified as an inadvertent investment company. We intend to vigorously resist classification as an investment company, and to take advantage of any exemptions or exceptions from application of the Investment Company Act, which allows an entity a one time option during any three-year period to claim an exemption as a "transient" investment company. The necessity of asserting any such resistance, or making any claim of exemption, could be time consuming and costly, and in all likelihood prohibitive, given our limited resources.

      We will be subject to certain reporting requirements under the Exchange Act. If we are no longer required to file reports and other information with the SEC under the Exchange Act, we intend nonetheless to continue to file such reports. Pursuant to Sections 13 and 15(d) of the Exchange Act, if significant acquisitions take place, we must furnish information, including certified financial statements for the acquired company covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain certified financial statements will not be appropriate for acquisition so long as the reporting requirements of the Exchange Act apply to us.

      Various impediments to a business combination may arise, such as appraisal rights afforded the stockholders of a target business under the laws of its state of organization. This may prove to be deterrent to a particular combination.

      We will not effect a business combination with any entity in which our directors, executive officers, promoters, control persons, or their affiliates or associates, directly or indirectly, have an ownership interest.

RULE 419 PRESCRIBED ACQUISITION CRITERIA AND RECONFIRMATION

      This offering can be said to be a so-called "blank check" because we are a development stage company with no specific business plan or purpose other than to effect a business combination with an unidentified company. As mentioned previously, we were formed to raise capital and seek business opportunities believed to hold a potential for profit. We will primarily investigate the possible acquisition of business interests by merger, consolidation, stock for stock exchange or purchase of assets. We hope to be able to effect a tax-free exchange once a business opportunity satisfactory to management is located. However, no assurance can be given that an attractive business opportunity will become available to us on a tax-free exchange basis, or on another basis. We are under no binding commitment, arrangement, or contract to acquire any business interests or products. Because we have limited resources, unless additional financing is obtained, it is likely that our limited funds will limit our potential acquisitions to one business interest or product, and as such, it is expected that our interest(s) will not be very diversified.

      This blank check offering is subject to Rule 419 under the Securities Act. As such, among other things, the fair value of the business or assets to be acquired must represent at least 80% of the proceeds of this offering. For purposes of this blank check offering, the fair value of the business or assets to be acquired must be at least $40,000. Once an acquisition agreement meeting the above criteria has been executed, we must successfully complete a reconfirmation offering as described below.

POST-EFFECTIVE AMENDMENT

      Once an agreement governing a business combination meeting the above criteria has been executed, Rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate and its business, including audited financial statements, the results of this offering, and the use of the funds disbursed from the escrow account, if any. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer requires satisfaction of certain prescribed conditions before the offering proceeds and shares can be released from escrow.

RECONFIRMATION OFFERING

      The reconfirmation offer must commence within five business days after the effective date of the post-effective amendment. Under Rule 419, the reconfirmation offer must include the following conditions:

      1. The prospectus contained in the post-effective amendment will be sent to each investor whose shares are held in the escrow account within five business days after the effective date of the post-effective amendment;

      2. Each investor will have no fewer than 20, and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that the investor elects to remain an investor;

      3. If we do not receive written notification from any investor within 45 business days following the effective date, the pro rata portion of the offering proceeds (with any interest or dividends) held in the escrow account on such investor's behalf will be returned to the investor within five business days by first class mail or other equally prompt means;

      4. The business combination will be consummated only if a sufficient number of investors elect to reconfirm their investments;

      5. If a consummated business combination has not occurred within 18 months from the effective date of the Registration Statement, a minimum of 90% of the offering proceeds held in the escrow account shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means;

      6. Investors who receive a minimum of 90% of their pro rata portion of the offering proceeds will also receive the interest, if any. If we consummate a business combination, investors who have elected to remain investors will not receive any interest when their pro rata portion of the offering proceeds is released to us.

RELEASE OF OFFERING PROCEEDS AND SHARES FROM ESCROW

      A minimum of 90% of the offering proceeds and shares held in escrow may be released to the investors on a pro-rata basis and up to 10% of the offering proceeds, in the Company's sole discretion, shall be released to the Company after the escrow agent has received a signed representation from us and any other evidence acceptable to the escrow agent that:

      1. We have executed an agreement for the combination with a business for which the fair value of the business represents at least 80% of the offering proceeds and have filed the required post-effective amendment;

      2. The post-effective amendment has been declared effective, the mandated reconfirmation offer prescribed by Rule 419 has been completed and we have satisfied all of the prescribed conditions of the reconfirmation offer;

      3. The combination with a business with a fair value of at least 80% of the offering proceeds has been consummated.

RETURN OF OFFERING PROCEEDS

      We are offering 500,000 shares of common stock at a price of $0.10 per share. If all the shares cannot be sold, none of the shares will be sold. In which case, 100% of the funds provided by subscribers will be returned to them, without interest. If all of the shares are sold, the proceeds will be deposited in the escrow account and shall remain subject to distribution in accordance with Rule 419 (which allows the Company to receive up to 10% of the offering proceeds remaining in accordance with subsection (b)(2)(vi)). If, as a result of a material percentage of investors failing to re-confirm their investments, the corresponding amount of proceeds are returned to such investors under Rule 419, we may have less than the full $50,000 in proceeds available to us at such time to consummate a combination with a target business.

CERTAIN ADDITIONAL SECURITIES LAWS CONSIDERATIONS

      Under the Federal securities laws, public companies must furnish stockholders certain information about significant acquisitions, which information may require audited financial statements for an acquired company with respect to one or more fiscal years, depending upon the relative size of the acquisition. Consequently, we will only be able to effect a business combination with a prospective target business which has available audited financial statements or has financial statements which can be audited.

EMPLOYEES

      We are a development stage company and currently have no employees. Our chief executive officer, Robert Seguso, serves without compensation. Following the closing of this offering Mr. Seguso is expected to continue to devote only a small portion of his time to our affairs on a part-time or as-needed basis. We expect to use outside consultants, advisors, attorneys and accountants with whom we have prior relationships, as necessary, and without charge. However, any costs are subsequent to our receiving funds from Mr. Seguso. We do not anticipate hiring any full-time employees so long as we are seeking and evaluating business opportunities.

PROPERTY

      Our offices are located at 3405 54th Drive West, Suite G102, Bradenton, Florida 34210, telephone number (941) 753-7303.

LEGAL PROCEEDINGS

      We are not a party to any legal proceedings.

                                   MANAGEMENT
EXECUTIVE OFFICERS AND DIRECTORS

      The following table provides information concerning each officer and director of the Company. All directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified.

                              Age                                  Title
                              ---               ------------------------------------------------
Robert Seguso                 42                Chief Executive Officer,
                                                President, Chief Financial Officer, and Director

      Robert Seguso has been President, Chief Executive Officer, Chief Financial Officer, and sole director since the Company's formation in October 2004. Mr. Seguso played professional tennis from 1982 to 1994. After his retirement he began investing in Florida real estate. As part of these investments he developed a tennis and sports complex in Boca Raton, Florida, and was a part-owner of Seguso, Bassett Tennis Academy, which became Everett, Bassett, Seguso Tennis Academy in 1995. Mr. Seguso sold his interest in this business outright in 1998. Mr. Seguso also built 40 apartments next to the sports complex and sold them in 2002. While he has never served on a board of directors, he has been involved in investing in several development stage companies. Mr. Seguso's business experience within the past five years includes serving as an advisor to several early-stage companies, namely Nanosensors, Inc., Media Morph, and Andover Medical, Inc. Between 2000 and 2005, Mr. Seguso provided tennis coaching clinic services on a freelance basis and within the last two years formed SB Sports, Inc., a company under which he provides tennis coaching services, and handles all business and managerial aspects involved therewith. Mr. Seguso remains active as an investor in capital markets and private businesses.

      Mr. Seguso intends to devote less than 10% of his time to our affairs.

OTHER BLANK CHECK OFFERINGS

      Mr. Seguso has not served as an officer or director of any other blank check offerings.

EXECUTIVE COMPENSATION

      Since inception, we have paid no cash or non-cash executive compensation (such as stock options or awards, perquisites, or deferred compensation plans), whatsoever, to the sole officer or director. Following the closing of the offering made hereby, our officer(s) and director(s) will also continue to not receive any form of compensation (including cash or non-cash compensation) from the Company until at least such time as the first business combination is attained. No officer or director is required to make any specific amount or percentage of his business time available to us.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On October 21, 2004, in connection with the formation of the Company, Robert Seguso, founder and chief executive officer, purchased 1,000,000 shares of common stock from the company for an aggregate of $1,000, or $.001 per share. On November 9, 2004, Meyers Associates, L.P. purchased 400,000 shares of common stock for an aggregate of $400, or $.001 per share. Bruce Meyers and Imtiaz Khan each purchased 200,000 shares for $200, or $.001 per share, Carling Seguso purchased 100,000 shares for $100, or $.001 per share and Robert Bates and Ken Flach each purchased 50,000 shares for $50 or $.001 per share.

      The Company has retained in writing one of its principal shareholders, Meyers Associates, L.P., to identify potential acquisition candidates, consult on financial service matters, and assist the Company in negotiating particular contracts or transactions. Meyer Associates' compensation is based on the completion of an acquisition. Specific terms will be based on the nature of the target company.

      We are provided office space, telephone and secretarial services from our Chief Executive Officer, without change on an oral basis. As of June 30, 2007, our Chief Executive Officer has loaned the Company a total of $12,600 which remains unpaid to pay expenses of this offering or until we complete an acquisition. The loans, which are non-interest bearing, are due the earlier of 18 months from the effective date of this Registration Statement or the completion of a business combination.

CONFLICTS OF INTEREST

      In order to minimize potential conflicts of interest relating to non arms-length transactions, (i) we will not combine with any target business in which our officers, directors or stockholders (pre-offering), which include those listed in the "Principal Stockholders" section, below, or their respective affiliates, serve as officers, directors or partners or own or hold an ownership interest, (ii) except as noted above, none of such persons will receive from us or the target business or its principals any finder's fees, consulting fees or similar compensation, whether in cash, securities or otherwise, for introducing to us a target business, and (iii) our management will not negotiate or otherwise consent to the purchase of their respective common stock as a condition of or in connection with our proposed combination with a target business. There is no cap on the amount of finder's fees that we may pay. By virtue of having signed the Registration Statement of which this prospectus is a part, our directors and officers confirm that they know of no circumstances under which, through their own initiative, this understanding will change.

      In addition, our officers and directors currently have, or may in the future have, real or potential conflicts of interest with us in connection with their allocation of business time and with respect to corporate opportunities.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information regarding the number and percentage of common stock (being our only voting securities) beneficially owned by each officer and director, each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by us to own 5% or more of our common stock, and all officers and directors as a group, as of the date of this prospectus.


                                    Amount and                        Percentage of
                                     Nature of                         Outstanding
                                    Beneficial                        Shares Owned
Name                               Ownership (1)       Before Offering(2)       After Offering (3)
----                               -------------       ------------------       ------------------
Robert Seguso(4)                   1,100,000(5)              55.0%                    44.0%
3405 54th Drive West
Suite G102
Bradenton, Florida 34210

Meyers Associates, L.P. (6)          400,000                 20.0%                    16.0%
45 Broadway, 2nd Floor
New York, NY 10006

Bruce Meyers (7)                     600,000                 30.0%                    24.0%
45 Broadway, 2nd Floor
New York, NY 10006

Imtiaz Khan                          200,000                 10.0%                     8.0%
45 Broadway, 2nd Floor
New York, NY 10006

All Officers and                   1,100,000                 55.0%                    44.0%
Directors as a Group
(1 person)

------------
(1) Unless otherwise indicated, the Company has been advised that all individuals listed have the sole power to vote and dispose of the number of shares set forth opposite their names. For purposes of computing the number and percentage of shares beneficially owned by a principal stockholder, any shares which such person has the right to acquire within 60 days are deemed to be outstanding, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other principal stockholder.

(2) Based on 2,000,000 shares issued and outstanding as of the date of this prospectus.

(3) Based on 2,500,000 shares issued and outstanding after the close of this offering.

(4) Mr. Seguso is Chief Executive Officer, President, Chief Financial Officer, and sole director of the Company.

(5)   Includes 100,000 shares owned by Mr. Seguso's wife, Carling Seguso.

(6) Meyers Associates, L.P. is a registered broker-dealer. Mr. Seguso maintains a brokerage account at Meyers Associates, however, has no other relationship with Meyers Associates. Meyers Associates will not facilitate the distribution of this offering. In the event, any customer of Meyers Associates purchases securities in this offering, Meyers will not be compensated.

(7) Mr. Meyers is President of Meyers Associates, L.P. and has the power to control the vote and disposition of the 400,000 shares of the Company's common stock owned by Meyers Associates, a registered broker-dealer which are included in the above table for both Mr. Meyers and Meyers Associates.

                           DESCRIPTION OF SECURITIES

GENERAL

      We have authorized 50 million shares of common stock, par value $.0001 per share and 5 million shares of preferred stock, par value $.0001 per share. There are issued and outstanding as of the date of this prospectus 2,000,000 shares of common stock (held by seven holders of record) and no shares of preferred stock. We have no plans, proposals, arrangements or understandings with respect to selling our securities after the completion of the offering and prior to the location of a target business.

COMMON STOCK

      Each share of common stock entitles its holder to one vote, either in person or by proxy, at meetings of stockholders. Stockholders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than 50% of the issued and outstanding shares of common stock can elect all of our directors. Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. Subject to the provisions of Rule 419, in the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, each share of common stock will be entitled to share ratably in any assets available for distribution to holders of our equity securities after satisfaction of all liabilities.

DIVIDENDS

      All shares of common stock are entitled to participate ratably in dividends when and as declared by our board of directors out of legally available funds. Dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception, and we presently anticipate that we will not declare dividends in the foreseeable future. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements and general business conditions and other pertinent facts.

PREFERRED STOCK

      During 2006, the Company authorized the issuance of up to 5 million shares of preferred stock at $.0001 par value with a retroactive effect for the 2004 fiscal year. No shares of preferred stock have been issued to date. The board of directors has the authority to designate one or more series of preferred stock. Such provisions are referred to as "blank check" provisions, as they give the board of directors the flexibility, from time to time, without further stockholder approval, to create preferred stock and to determine the descriptions, preferences and limitations of each such series, including, but not limited to, (i) the number of shares, (ii) dividend rights, (iii) voting rights, (iv) conversion privileges, (v) redemption provisions, (vi) sinking fund provisions, (vii) rights upon liquidation, dissolution or winding up of the Company and (viii) other relative rights, preferences and limitations of such series.

      If any series of preferred stock authorized by the board or directors provides for dividends, such dividends, when and as declared by the board of directors out of any funds legally available therefor, may be cumulative and may have a preference over the common stock as to the payment of such dividends. On the Company's liquidation, dissolution or winding up, the holders of serial preferred stock may be entitled to receive preferential cash distributions fixed by the board of directors when creating the particular series of preferred stock before the holders of our common stock are entitled to receive anything. Depending upon the consideration paid for preferred stock, the liquidation preference of preferred stock and other matters, the issuance of preferred stock could therefore result in a reduction in the assets available for distribution to the holders of common stock in the event of liquidation of the Company. Holders of common stock do not have any preemptive rights to acquire preferred stock or any other securities of the Company. Preferred stock authorized by the board of directors could be redeemable or convertible into shares of any other class or series of our capital stock.

      The issuance of serial preferred stock by our board of directors could adversely affect the rights of holders of our common stock by, among other things, establishing preferential dividends, liquidation rights or voting powers. The preferred stock is not designed to deter or to prevent a change in control; however, under certain circumstances, the Company could use the preferred stock to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company and thereby to protect the continuity of the Company's management. In addition, the issuance of additional common stock or preferred stock at below market rates would dilute the value of the outstanding securities of the Company. The Company could also privately place such shares with purchasers who might favor the board of directors in opposing a hostile takeover bid, although the Company has no present intention to do so. The Company is currently not considering the issuance of preferred stock for such financing or transactional purposes and has no agreements or understandings, or any present intention to issue any series of preferred stock.

STATE BLUE SKY INFORMATION

      We are offering these shares for sale only within the State of New York. Even after releasing the shares from the escrow account, we intend to limit resale transactions in the securities sold in this offering to those within the State of New York when an exemption from registration is available. Any eligibility of these shares for resale in the secondary trading market is based upon the registration of the securities in such states or the availability of an applicable exemption from the state's registration requirements, subject in each case to the exercise of the broad discretion and powers of the securities commission or other administrative bodies having jurisdiction in each state and any changes in statutes and regulations which may occur after the date of this prospectus.

TRANSFER AGENT

      We will act as our own transfer agent until the completion of a business combination.

ESCROW AGENT

      Our escrow agent is Hudson Valley Bank, with an address of 233 Broadway, Suite 2205, New York, NY 10279. We will promptly deposit the gross offering proceeds with the escrow agent.

                              PLAN OF DISTRIBUTION

      We are offering these securities on a self underwritten all-or-none basis. The minimum number of shares which can be purchased by any one investor is 5,000 in multiples of 100.

      This offering will expire on October __, 2007, 90 days after the date of this prospectus. However, we may extend the offering for an additional 90 days at our sole discretion. These securities will be offered on our behalf by Robert Seguso who will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, in particular under subsection (a)(4)(ii) of Rule 3a4-1.

      We will pay all expenses incident to the registration of the shares covered by this prospectus. We will not pay, among other expenses, commissions and discounts of brokers, dealers or agents.

      The sale of the common stock is subject to the prospectus delivery and other requirements of the Securities Act. To the extent required, we will use our best efforts to file and distribute, during any period in which offers or sales are being made, one or more amendments or supplements to this prospectus or a new registration statement to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus, including, but not limited to, the number of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, any discounts, commissions or concessions allowed or reallowed or paid to dealers and the proposed selling price to the public.

      Under the Exchange Act and the regulations thereunder, any person engaged in a distribution of our securities offered by this prospectus may not simultaneously engage in market-making activities with respect to our common stock during the applicable "cooling off" period five business days prior to the commencement of this distribution.

      No officer, director or stockholder (pre-offering) intends to purchase shares in the offering. However, in the event any of these affiliates does purchase shares, in any amount up to and including all of the securities in the offering, it will be for investment purposes only and not with a view toward redistributing those shares. Please see "Certain Market Information" section below. Because this offering is being registered only in the state of New York, our chief executive officer, who is a resident of the State of Florida, will not be permitted to purchase shares in this offering unless we subsequently register this offering in Florida or there is an exemption from registration of this offering in Florida.

ESCROW ACCOUNT

      Pursuant to Rule 419, we are required to promptly and directly deposit into escrow the net offering proceeds, however we have the discretion to deduct of up to 10% for offering expenses as such proceeds are deposited into the escrow account, exclusive of interest or dividends which shall be reinvested into the escrow account. The deposited funds may not be released until an acquisition meeting the criteria of Rule 419 has been made and a sufficient number of investors have reconfirmed their investment in accordance with the procedures set forth in Rule 419. The shares subscribed for will be issued as soon as practicable after subscriptions have been accepted and promptly deposited into escrow in accordance with Rule 419.

                           CERTAIN MARKET INFORMATION

      This offering of 500,000 shares of common stock is the initial public offering of our securities. Accordingly, there has been, and there currently is, no public trading market for our common stock. A public trading market may never develop or, if one develops, may not be sustained.

      There are no outstanding options or warrants to purchase, or securities convertible into, our common stock.

      The SEC has taken the position that promoters or affiliates of a blank check company and their transferees would act as "underwriters" under the Securities Act of 1933 when reselling the securities of the blank check company that have been issued in unregistered offerings. Securities held by those persons can be resold only through a registered offering. For this reason, Rule 144 would not be available for those resale transactions. The SEC also stated that non-affiliate shareholders who obtain securities directly from a blank check issuer, rather than through promoters and affiliates, cannot use Rule 144 to resell their securities, since their resale transactions would appear to be designated to distribute or redistribute securities to the public without compliance with the registration requirements of the Securities Act. In view of the foregoing, even if a public market develops for our common stock, and we file all SEC required reports, the shares held by our existing shareholders would not be eligible for sale under the SEC's Rule 144.

      The shares will be registered only in the State of New York and may only be resold and tradable in New York by affiliates and non-affiliates, alike, upon satisfaction of the requirements under Rule 419 allowing for the release of escrowed funds and shares within 18 months after the effective date of the registration statement, which are generally stated as follows: (i) the execution of an agreement for the acquisition of a business or assets having a value of at least 80% of the maximum offering proceeds, (ii) filing and effectiveness of a post-effective amendment that discloses the items required under Rule 419(e)(1)(i)-(iii), (iii) receipt by each purchaser a copy of the prospectus contained in the post-effective amendment, (iv) reconfirmation by a sufficient number of investors to permit the consummation of the business combination, and
(v) consummation of the acquisition meeting the criteria under Rule 419. Purchasers of such securities in this offering and in any secondary trading market which may develop for shares must be residents of New York. Even after releasing the shares from the escrow account, we intend to limit resale transactions in the shares sold in this offering to those within the state of New York when an exemption from registration is available.

               LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by New York law. Consequently, our directors will not be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

      -     Any breach of their duty of loyalty to us or our shareholders;

      - Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

      - Unlawful payments of dividends or unlawful stock repurchases or redemptions; or

      - Any transaction from which the director derived an improper personal benefit.


Our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by New York law. We believe that these bylaw provisions are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other shareholders. Furthermore, a shareholder's investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors and officers regarding which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

INSOFAR AS THE PROVISIONS OF OUR CERTIFICATE OF INCORPORATION OR BYLAWS PROVIDE FOR INDEMNIFICATION OF DIRECTORS OR OFFICERS FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WE HAVE BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THIS INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT OF 1933, AS AMENDED, AND IS THEREFORE UNENFORCEABLE.

                             ADDITIONAL INFORMATION

      You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is intended to offer no securities other than the common stock. This prospectus may be used only where it is legal to offer and sell these securities. The information in this prospectus may be accurate on the date of this document only.

      We have filed with the SEC a registration statement relating to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement. For further information about us or our securities please read the registration statement. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete, each such statement is qualified by reference to such contract or document.

      We will file annual reports with financial statements, proxy statements and other information with the SEC. You may read and copy any document we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information concerning the Public Reference Room. Our filings will be available to the public from the SEC's website at www.sec.gov. We will distribute to our stockholders annual reports containing audited financial statements.

                                  LEGAL MATTERS

      The validity of the issuance and sale of the shares being offered by this prospectus will be passed upon for the Company by Phillips Nizer LLP, 666 Fifth Avenue, New York, New York 10103.

                                     EXPERTS

      The financial statements of Seguso Holdings, Inc. for the years ended December 31, 2006 and December 31, 2005, and for the cumulative period from October 21, 2004 (Date of Inception) through December 31, 2006, appearing in this Prospectus and in the Registration Statement have been audited by Lazar Levine & Felix, LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report, given on the authority of such firm as experts in accounting and auditing.

                              SEGUSO HOLDINGS, INC.
                        (a Development Stage Enterprise)

                        - INDEX TO FINANCIAL STATEMENTS -

                                                                                                                        PAGE
                                                                                                                        ----
FINANCIAL STATEMENTS:

     Report of Independent Registered Public Accounting Firm......................................................      F-2

     Balance Sheets as of December 31, 2006 and 2005..............................................................      F-3

     Statements of Operations for the Years ended December 31, 2006 and 2005 and the
     Cumulative period from October 21, 2004 (Date of Inception) through December 31, 2006........................      F-4

     Statements of Changes in Stockholders' Deficit for the Cumulative period from
     October 21, 2004 (Date of Inception) through December 31, 2006...............................................      F-5

     Statements of Cash Flows for the Years ended December 31, 2006 and 2005, and the
     Cumulative period from October 21, 2004 (Date of Inception) through December 31, 2006........................      F-6

     Notes to Financial Statements................................................................................      F-7

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Seguso Holdings, Inc.
(a Development Stage Enterprise)
Bradenton, Florida

We have audited the accompanying balance sheets of Seguso Holdings, Inc. (a development stage enterprise) as of December 31, 2006 and 2005, and the related statements of operations, changes in stockholders' equity and cash flows for the two years then ended and the cumulative period from October 21, 2004 (Date of Inception) through December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Seguso Holdings, Inc. as of December 31, 2006 and 2005 and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005 and for the cumulative period from October 21, 2004 (Date of Inception) through December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has devoted its efforts to raising capital, has not commenced operations, has experienced net losses, and has capital deficits at all reported periods. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Lazar Levine & Felix LLP
New York, New York
May 11, 2007

                              SEGUSO HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                 BALANCE SHEETS

                                                                                            December
                                                                                December       31,
                                                                                31, 2006      2005
                                                                                --------    --------
                                    -ASSETS-

CURRENT ASSETS:
     Cash and cash equivalents                                                  $  1,665    $  1,872
                                                                                --------    --------
       Total Current Assets                                                        1,665       1,872
                                                                                --------    --------

       Total Assets                                                             $  1,665    $  1,872
                                                                                ========    ========

                    -LIABILITIES AND STOCKHOLDER'S DEFICIT-

CURRENT LIABILITIES:
     Accrued expenses                                                           $ 19,937    $ 13,195
     Due to shareholder                                                            6,100         100
                                                                                --------    --------
       Total Current Liabilities                                                  26,037      13,295
                                                                                --------    --------

       Total Liabilities                                                          26,037      13,295
                                                                                --------    --------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
     Preferred stock, $0.0001 par value; 5,000,000 shares
       authorized, no shares issued and outstanding                                   --          --
     Common stock, $0.0001 par value; 50,000,000 shares
       authorized; 2,000,000 shares issued and outstanding                           200         200
     Additional paid-in capital                                                    1,800       1,800
     Deficit accumulated during the development stage                            (26,372)    (13,423)
                                                                                --------    --------

       Total stockholders' deficit                                               (24,372)    (11,423)
                                                                                --------    --------

       Total Liabilities and Stockholders' Deficit                              $  1,665    $  1,872
                                                                                ========    ========

                 See accompanying notes to financial statements

                              SEGUSO HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF OPERATIONS

                                                                       CUMULATIVE
                                                                       PERIOD FROM
                                                                       OCTOBER 21,
                                                                          2004
                                                                        (DATE OF
                                                                       INCEPTION)
                                         YEAR ENDED     YEAR ENDED       THROUGH
                                          DECEMBER      DECEMBER 31,    DECEMBER
                                          31, 2006         2005         31, 2006
                                         -----------    -----------    -----------
REVENUES                                 $        --    $        --    $        --
                                         -----------    -----------    -----------

OPERATING EXPENSES
    General and administrative                12,949          4,192         26,372
                                         -----------    -----------    -----------

NET LOSS                                 $   (12,949)   $    (4,192)   $   (26,372)
                                         ===========    ===========    ===========

NET LOSS PER SHARE - BASIC AND DILUTED   $    (0.006)   $    (0.002)   $    (0.013)
                                         ===========    ===========    ===========

WEIGHTED AVERAGE NUMBER OF COMMON
   SHARES OUTSTANDING - BASIC AND
   DILUTED                                 2,000,000      2,000,000      2,000,000
                                         ===========    ===========    ===========

                 See accompanying notes to financial statements

                              SEGUSO HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

                                             COMMON STOCK                        DEFICIT
                                         ---------------------                 ACCUMULATED
                                          NUMBER                  ADDITIONAL    DURING THE
                                            OF                     PAID-IN     DEVELOPMENT
                                          SHARES      AMOUNT       CAPITAL        STAGE         TOTAL
                                         ---------   ---------    ----------   -----------    ---------
BALANCE AT OCTOBER 21, 2004
(DATE OF INCEPTION)                              -   $       -    $       -    $        -      $      -
    Common stock issued                  2,000,000       2,000            -             -         2,000
    Decrease in common stock par value
      from $0.001 to $0.0001                     -      (1,800)       1,800             -             -

NET LOSS                                         -           -            -        (9,231)       (9,231)
                                         ---------   ---------    ---------    ----------     ---------

BALANCE AT DECEMBER 31, 2004             2,000,000         200        1,800        (9,231)       (7,231)

NET LOSS                                         -           -            -        (4,192)       (4,192)
                                         ---------   ---------    ---------    ----------     ---------

BALANCE AT DECEMBER 31, 2005             2,000,000         200        1,800       (13,423)      (11,423)

NET LOSS                                         -           -            -       (12,949)      (12,949)
                                         ---------   ---------    ---------    ----------     ---------

BALANCE AT DECEMBER 31, 2006             2,000,000   $     200    $   1,800    $  (26,372)    $ (24,372)
                                         =========   =========    =========    ==========     =========

                 See accompanying notes to financial statements

                              SEGUSO HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF CASH FLOWS

                                                                                         CUMULATIVE
                                                                                         PERIOD FROM
                                                                                         OCTOBER 21,
                                                                                        2004 (DATE OF
                                                                                         INCEPTION)
                                                          YEAR ENDED     YEAR ENDED        THROUGH
                                                          DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                             2006            2005           2006
                                                          ------------   ------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net Loss                                              $    (12,949)  $     (4,192)  $     (26,372)
    Adjustments to reconcile net loss used in operating
       activities:
    Changes in operating assets and liabilities:
      Accrued expenses                                           6,742          4,000          19,937
                                                          ------------   ------------   -------------
        NET CASH (USED IN) OPERATING ACTIVITIES                 (6,207)          (192)         (6,435)
                                                          ------------   ------------   -------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Borrowings from shareholder                                  6,000              -           6,100
    Proceeds from sale of common stock                               -              -           2,000
                                                          ------------   ------------   -------------
        NET CASH PROVIDED BY FINANCING ACTIVITIES                6,000              -           8,100
                                                          ------------   ------------   -------------

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS              (207)          (192)          1,665

CASH, AT BEGINNING OF PERIOD/YEAR                                1,872          2,064               -
                                                          ------------   ------------   -------------

CASH, AT END OF PERIOD/YEAR                               $      1,665   $      1,872   $       1,665
                                                          ============   ============   =============

SUPPLEMENTAL CASH FLOW INFORMATION:

CASH PAID FOR:

   Interest                                               $          -   $          -   $           -
                                                          ============   ============   =============

   Income Taxes                                           $          -   $          -   $           -
                                                          ============   ============   =============

                 See accompanying notes to financial statements

                              SEGUSO HOLDINGS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

         Seguso Holdings, Inc. (the "Company") was incorporated in the state of New York on October 21, 2004. The Company was formed to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition, or other similar business combination with an as yet unidentified operating business.

         As of December 31, 2006, the Company has neither engaged in any operations nor generated any revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage enterprises. The Company had a working capital deficit of $24,372, and $11,423 as of December 31, 2006 and 2005, respectively. In order to obtain financing, the Company is attempting to raise additional capital through an initial public offering. However, there is no assurance that the Company will be successful in that effort. If the Company is not successful in its efforts to raise capital through an initial public offering, all offering costs will be expensed. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to obtain additional financing, commence principal operations, and ultimately attain profitability. No adjustments have been made to the carrying amount of assets or the recorded amount of liabilities as a result of this uncertainty.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         INCOME TAXES

         Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due and deferred taxes. Deferred taxes represent income taxes on income and expenses included in the financial statements, which will not be reported as taxable income or expenses until future periods. Deferred tax liability amounts are recognized for the future liabilities attributable to differences between the financial statement's carrying amount and the carrying amount for tax purposes. Deferred tax liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the differences are expected to be recovered or settled. Differences between tax and financial reporting result from the Company's use of different methods of recording depreciation for federal and state income taxes for tax purposes. To date, the Company has had losses in all periods presented and accordingly, no taxes have been provided for. Any deferred tax assets arising from such losses have been offset by a valuation allowance.

                              SEGUSO HOLDINGS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         Financial instruments, including cash and accrued expenses and due to shareholder are carried at amounts, which reasonably approximate their fair value due to the short-term nature of these amounts or due to variable rates of interest, which are consistent with market rates.

         LOSS PER COMMON SHARE

         The Company complies with Statement of Financial Accounting Standards ("SFAS 128"), "Earnings Per Share". SFAS 128 requires presentation of basic and diluted earnings per share. Basic earnings
         (loss) per share is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share includes the dilutive effect, if any, from the potential exercise of stock options and other common stock equivalents using the treasury stock method. At December 31, 2006 and December 31, 2005, the Company had no dilutive common equivalent shares.

         CASH AND CASH EQUIVALENTS

         Cash and cash equivalents include all cash balances on hand and short-term, highly liquid investments with original maturities of three months or less.

         RECENT ACCOUNTING PRONOUNCEMENTS AFFECTING THE COMPANY

         In September 2006, the Financial Accounting Standard Board issued Statement of Financial Accounting Standard No. 157, "Fair Value Measurements" ("SFAS 157"). SFAS 157 provides enhanced guidance for using fair value to measure assets and liabilities. The standard applies whenever other standards require (or permit) assets or liabilities to be measured at fair value. The standard does not expand the use of fair value in any new circumstances.

         This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year.

                             SEGUSO HOLDINGS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         RECENT ACCOUNTING PRONOUNCEMENTS AFFECTING THE COMPANY (CONTINUED)

         In September 2006, the SEC staff issued Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB 108 was issued in order to eliminate the diversity of practice surrounding how public companies quantify financial statement misstatements.

         Traditionally, there have been two widely-recognized methods for quantifying the effects of financial statement misstatements: the "roll-over" method and the "iron curtain" method. The roll-over method focuses primarily on the impact of a misstatement on the income statement - including the reversing effect of prior year misstatements
         - but its use can lead to the accumulation of misstatements in the balance sheet. The iron-curtain method, on the other hand, focuses primarily on the effect of correcting the period-end balance sheet with less emphasis on the reversing effects of prior year errors on the income statement.

         In SAB 108, the SEC staff established an approach that requires quantification of financial statement misstatements based on the effects of the misstatements on each of the company's financial statements and the related financial statement disclosures. This model is commonly referred to as a "dual approach" because it requires quantification of errors under both the iron curtain and the roll-over methods. SAB 108 permits existing public companies to initially apply its provisions either by (i) restating prior financial statements as if the "dual approach" had always been used or (ii) recording the cumulative effect of initially applying the "dual approach" as adjustments to the carrying values of assets and liabilities as of January 1, 2006 with an offsetting adjustment recorded to the opening balance of retained earnings.

NOTE 3 - COMMON AND PREFERRED STOCK:

         In October and November 2004, several individuals (including the Company's President) purchased 2 million shares of common stock at $0.001 per share for an aggregate amount of $2,000.

         Each share of common stock entitles its holder to one vote, either in person or by proxy, at meetings of stockholders. Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption provisions, or sinking fund provisions.

                              SEGUSO HOLDINGS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2006 AND 2005

NOTE 3 - COMMON AND PREFERRED STOCK (CONTINUED):

         During 2006, the Company authorized the reduction of their common stock par value from $0.001 to $0.0001 with retroactive effect for the 2004 fiscal year; and, increasing the Company's authorized shares of common stock from 5 million to 50 million.

         During 2006, the Company authorized the issuance of up to 5 million shares of Preferred Stock at $0.0001 par value with a retroactive effect for the 2004 fiscal year. These shares have dividend and liquidation payout preferences over holders of common stock. No preferred shares have been issued to date.

NOTE 4 - RELATED PARTY TRANSACTIONS:

         The Company has retained in writing one of its principal shareholders, Meyers Associates, L.P., to identify potential acquisition candidates, consult on financial service matters, and assist the Company in negotiating particular contracts or transactions.

         Meyer Associates LP's compensation is based on the completion of an acquisition. Specific terms will be based on the nature of the target company. The President of Meyers Associates, LP has control of 30% of the Company's common stock outstanding.

         The Company is provided office space, telephone and certain administrative services from the President of the Company, on an as needed basis without charge.

         From time to time the President of the Company may make non-interest bearing advances to the Company. These advances are payable on demand and are reflected as a current liability on the balance sheet. As of December 31, 2006, there was $6,100 due to this officer/shareholder.

                              SEGUSO HOLDINGS, INC.
                        (a Development Stage Enterprise)

                    - INDEX TO INTERIM FINANCIAL STATEMENTS -

                                                                                   PAGE
                                                                                   ----
INTERIM FINANCIAL STATEMENTS:

  Balance Sheet as of June 30, 2007 (Unaudited).................................   F-12

  Statements of Operations for the Six Months Ended June 30, 2007 and 2006,
  and the Cumulative Period from October 21, 2004 (Inception) through
  June 30, 2007 (Unaudited).....................................................   F-13

  Statement of Changes in Stockholders' Deficit for the Cumulative Period
  from October 21, 2004 (Date of Inception) through June 30, 2007 (Unaudited)...   F-14

  Statements of Cash Flows for the Six Months Ended June 30, 2007 and 2006,
  and the Cumulative Period from October 21, 2004 (Date of Inception) through
  June 30, 2007 (Unaudited)................................................ ....   F-15

  Notes to Interim (Unaudited) Financial Statements.............................   F-16

                              SEGUSO HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                  BALANCE SHEET
                                  JUNE 30, 2007
                                   (UNAUDITED)


                                    -ASSETS-

CURRENT ASSETS:
     Cash and cash equivalents                              $  1,045
                                                            --------
       Total Current Assets                                    1,045
                                                            --------

       Total Assets                                         $  1,045
                                                            ========

-LIABILITIES AND STOCKHOLDER'S DEFICIT-

CURRENT LIABILITIES:
     Accrued expenses                                       $ 53,134
     Due to stockholder                                       12,600
                                                            --------
       Total Current Liabilities                              65,734
                                                            --------

       Total Liabilities                                      65,734
                                                            --------

STOCKHOLDERS' DEFICIT
     Preferred stock, $0.0001 par value; 5,000,000 shares
     authorized, no shares issued and outstanding                  -

     Common stock, $0.0001 par value; 50,000,000
     shares authorized; 2,000,000 shares issued and
     outstanding                                                 200

     Additional paid-in capital                                1,800

     Deficit accumulated during the development stage        (66,689)
                                                            --------

       Total stockholders' deficit                           (64,689)
                                                            --------

       Total Liabilities and Stockholders' Deficit          $  1,045
                                                            ========

             See accompanying notes to interim financial statements

                              SEGUSO HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                              CUMULATIVE PERIOD
                                                                              FROM OCTOBER 21,
                                                                                    2004
                                           SIX MONTHS                        (DATE OF INCEPTION)
                                         ENDED JUNE 30,   SIX MONTHS ENDED         THROUGH
                                              2007          JUNE 30, 2006       JUNE 30, 2007
                                         --------------   ----------------   -------------------
REVENUES                                 $            -   $              -   $                 -
                                         --------------   ----------------   -------------------

OPERATING EXPENSES
    General and administrative                   40,317   $          3,406                66,689
                                         --------------   ----------------   -------------------

NET LOSS                                 $      (40,317)  $         (3,406)  $           (66,689)
                                         ==============   ================   ===================

NET LOSS PER SHARE - BASIC AND DILUTED   $       (0.020)  $         (0.002)  $            (0.033)
                                         ==============   ================   ===================

WEIGHTED AVERAGE NUMBER OF COMMON
   SHARES OUTSTANDING - BASIC AND
   DILUTED                                    2,000,000   $      2,000,000             2,000,000
                                         ==============   ================   ===================

             See accompanying notes to interim financial statements

                              SEGUSO HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                                   (UNAUDITED)

                                             COMMON STOCK                     DEFICIT
                                         -------------------                ACCUMULATED
                                          NUMBER               ADDITIONAL    DURING THE
                                            OF                  PAID-IN     DEVELOPMENT
                                          SHARES     AMOUNT     CAPITAL        STAGE        TOTAL
                                         ---------   -------   ----------   -----------    ---------
BALANCE AT OCTOBER 21, 2004
(DATE OF INCEPTION)                              -   $     -   $        -   $         -    $       -
    Common stock issued                  2,000,000     2,000            -             -        2,000
    Decrease in common stock par value
      from $0.001 to $0.0001                     -    (1,800)       1,800             -            -

NET LOSS                                         -         -            -        (9,231)      (9,231)
                                         ---------   -------   ----------   -----------    ---------

BALANCE AT DECEMBER 31, 2004             2,000,000       200        1,800        (9,231)      (7,231)

NET LOSS                                         -         -            -        (4,192)      (4,192)
                                         ---------   -------   ----------   -----------    ---------

BALANCE AT DECEMBER 31, 2005             2,000,000       200        1,800       (13,423)     (11,423)

NET LOSS                                         -         -            -       (12,949)     (12,949)
                                         ---------   -------   ----------   -----------    ---------

BALANCE AT DECEMBER 31, 2006             2,000,000   $   200   $    1,800   $   (26,372)   $ (24,372)

NET LOSS                                         -         -            -       (40,317)     (40,317)
                                         ---------   -------   ----------   -----------    ---------

BALANCE AT JUNE 30, 2007                 2,000,000   $   200   $    1,800   $   (66,689)   $ (64,689)
                                         =========   =======   ==========   ===========    =========

             See accompanying notes to interim financial statements

                              SEGUSO HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                     CUMULATIVE PERIOD
                                                                                     FROM OCTOBER 21,
                                                                       SIX MONTHS    2004 (INCEPTION)
                                                   SIX MONTHS ENDED    ENDED JUNE         THROUGH
                                                     JUNE 30, 2007      30, 2006       JUNE 30, 2007
                                                   ----------------    ----------    -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net Loss                                       $        (40,317)   $   (3,406)   $         (66,689)
                                                   ----------------    ----------    -----------------
    Adjustments to reconcile net loss
     used in operating activities:
    Changes in operating assets and liabilities:
      Accrued expenses                                       33,197         3,342               53,134
                                                   ----------------    ----------    -----------------
        NET CASH (USED IN) OPERATING ACTIVITIES              (7,120)          (64)             (13,555)
                                                   ----------------    ----------    -----------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Borrowings from stockholder                               6,500             -               12,600
    Proceeds from sale of common stock                            -             -                2,000
                                                   ----------------    ----------    -----------------
        NET CASH PROVIDED BY FINANCING
         ACTIVITIES                                           6,500             -               14,600
                                                   ----------------    ----------    -----------------

NET (DECREASE) INCREASE IN CASH AND CASH
  EQUIVALENTS                                                  (620)          (64)               1,045

CASH - BEGINNING OF PERIOD                                    1,665         1,872                    -
                                                   ----------------    ----------    -----------------

CASH - END OF PERIOD                               $          1,045    $    1,808    $           1,045
                                                   ================    ==========    =================

SUPPLEMENTAL CASH FLOW INFORMATION:

CASH PAID FOR:

   Interest                                        $              -    $        -    $               -
                                                   ================    ==========    =================

   Income Taxes                                    $              -    $        -    $               -
                                                   ================    ==========    =================

             See accompanying notes to interim financial statements

                              SEGUSO HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                NOTES TO INTERIM (UNAUDITED) FINANCIAL STATEMENTS
                                  JUNE 30, 2007

NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

Seguso Holdings, Inc. (the "Company") was incorporated in the state of New York on October 21, 2004. The Company was formed to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition, or other similar business combination with an as yet unidentified operating business. The Company's fiscal year end is December 31.

As of June 30, 2007, the Company has neither engaged in any operations nor generated any revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage enterprises. At June 30, 2007, the Company has a working capital deficit of $64,689. In order to obtain financing, the Company is attempting to raise additional capital through an initial public offering. However, there is no assurance that the Company will be successful in that effort. If the Company is not successful in its efforts to raise capital through an initial public offering, all offering costs will be expensed. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to obtain additional financing, commence principal operations, and ultimately attain profitability. No adjustments have been made to the carrying amount of assets or the recorded amount of liabilities as a result of this uncertainty.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due and deferred taxes. Deferred taxes represent income taxes on income and expense included in the financial statements, which will not be reported as taxable income or expense until future periods. Deferred tax liability amounts are recognized for the future liabilities attributable to differences between the financial statements's carrying amount and the carrying amount for tax purposes. Deferred tax liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the differences are expected to be recovered or settled. Differences between tax and financial reporting result from the Company's use of different methods of recording depreciation for federal and state income taxes for tax purposes.

Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                              SEGUSO HOLDINGS, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                NOTES TO INTERIM (UNAUDITED) FINANCIAL STATEMENTS
                                  JUNE 30, 2007

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

Fair Value of Financial Instruments

Financial instruments, including cash and accrued expenses and other liabilities are carried at amounts, which reasonably approximate their fair value due to the short-term nature of these amounts or due to variable rates of interest, which are consistent with market rates.

Loss Per Common Share

The Company complies with Statement of Financial Accounting Standards ("SFAS 128"), "Earnings Per Share". SFAS 128 requires presentation of basic earnings per share. Basic earnings (loss) per share is computed by dividing net income
(loss) applicable to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share includes the dilutive effect, if any, from the potential exercise of stock options using the treasury stock method. At June 30, 2007 and for all of the periods before, the Company had no dilutive common equivalent shares.

Cash and Cash Equivalents

Cash and cash equivalents include all cash balances on hand and short-term, highly liquid investments with original maturities of three months or less.

NOTE 3 - COMMON STOCK

In October and November 2004, several individuals (including the Company's President) purchased 2 million shares of common stock at $0.001 per share for an aggregate amount of $2,000.

Each share of common stock entitles its holder to one vote, either in person or by proxy, at meetings of stockholders. Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption provisions, or sinking fund provisions.

NOTE 4 - RELATED PARTY TRANSACTIONS

As of June 30, 2007, the sole stockholder has advanced the Company a total of $12,600 to cover the expenses of the Company's Initial Public Offering (the "Offering") due the earlier of 18 months from the effective date of the Company's Registration Statement, or until the Company completes a business combination. If at the time of any business combination, the amount due to the stockholder exceeds the proceeds of this Offering, the excess amount will be returned to the stockholder as a condition of the business combination.

No dealer, salesperson or other person
is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date

                                                 500,000 SHARES OF COMMON STOCK

                                                     SEGUSO HOLDINGS, INC.

                                                     _______________, 2007

Through and including October
__________, 2007 (90 days from the date
funds and securities are released from
escrow), all dealers effecting
transactions in these securities,
whether or not participating in this
offering, may be required to deliver a
prospectus. This is in addition to a
dealer's obligation to deliver a
prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The following statutes, charter provisions and by-laws are the only statutes, charter provisions, by-laws, contracts or other arrangements known to the registrant which insure or indemnify a controlling person, director or officer of the registrant in any manner against liability which he or she may incur in his or her capacity as such.

      The Registrants Certificate of Incorporation provides:

      SEVENTH: (a) A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of duty as a director in an amount in excess of the compensation received by such director for serving the Corporation during the year of such breach (or such lesser amount as may hereafter be permitted by the Business Corporation Law), except to the extent such exemption from liability or limitation thereof is not permitted under the Business Corporation Law as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of this provision shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

            (b) (i) The Corporation shall indemnify any person who is or was a director of the Corporation for liability to any person for any action taken, or any failure to take any action, as a director of the Corporation to the fullest extent permitted by law. (ii) The Corporation also shall indemnify any person who is a party to a proceeding because such person is or was an officer of the Corporation against liability incurred in the proceeding to the fullest extent permitted by law. (iii) No person who is a party to a proceeding because such person is or was an agent of the Corporation shall be entitled to indemnification in any case unless such indemnification is authorized by the Board of Directors, by contract, or by order of a court of competent jurisdiction, or mandated by statute. (iv) No amendment or repeal of this provision shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment or repeal.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC Registration Fee.........................................    $       6
Printing and Photocopy Expenses..............................        2,000*
Legal Fees and Expenses......................................       35,000*
State Securities Qualification Fees and Expenses.............        1,000*
Accounting and Auditing Fees and Expenses....................       29,500*
Miscellaneous, including postage, courier,
    long distance telephone, etc.............................        2,494*
                                                                 ---------
Total........................................................    $  70,000*
                                                                 =========

*     Estimates.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

      On October 21, 2004, in connection with the formation of the Registrant the Registrant sold 1,000,000 shares of Common Stock, at $.001 per share, to Robert Seguso, its President, Chief Executive Officer, and Chief Financial Officer.

      As of November 9, 2004, the registrant issued an aggregate of 1,000,000 shares of its common stock to six persons for $1,000 in cash, or $.001 per share. These persons include Carling Seguso (100,000 shares), Robert Bates (50,000 shares), Ken Flach (50,000 shares), Meyers Associates, L.P. (400,000 shares), Bruce Meyers (200,000 shares) and Imtiaz Khan (200,000 shares). The registrant is using the proceeds for working capital and the general corporate purposes. There were no underwriters in connection with the above transaction. The registrant believes that these securities were issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Section 4(2) of the Act, as the investors were accredited investors.

      The Board of Directors and executive officers were elected as of October 21, 2004, and are not aware of any other sales of unregistered securities of the registrant.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

      (a)   Exhibits

              3.1  Articles of Incorporation of the registrant, as amended. (2)

              3.2  By-Laws of the registrant.(1)

              4.1  Specimen Common Share Certificate.(1)

              4.2 Provisions of the Articles of Incorporation and Bylaws Effecting Shareholder Rights.(2)

              5.1  Opinion of Phillips Nizer LLP.(3)

             10.1  Escrow Agreement.(2)

             10.2 Letter Agreement between the registrant and Robert Seguso dated September 30, 2006 regarding the First Advance.(2)

             10.3 Agreement between Meyers Associates L.P. and the registrant dated May 14, 2007.(3)

            *10.4 Letter Agreement between the registrant and Robert Seguso dated April 1, 2007, regarding the Second Advance.

           **16.1  Letter on Change of Certifying Accountant from Eisner LLP.

             23.1  Consent of Philips Nizer LLP (included in Exhibit 5.1)

            *23.2  Consent of Lazar Levine & Felix LLP.

*     Filed herewith.

**    To be filed by amendment.

      (1)   Filed with Form SB-2 on February 10, 2005.

      (2)   Filed with Amendment No. 1 to Form SB-2 on February 9, 2007.

      (3)   Filed with Amendment No. 2 to Form SB-2 on May 15, 2007.

ITEM 28. UNDERTAKINGS

        The registrant hereby undertakes:

        (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) Include any additional or changed material information on the plan of distribution.

        (2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

        (3) To file a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

        (4) For determining liability under the Act, to any purchaser in the initial distribution of securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter); (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

        (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a Director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bradenton, State of Florida on the 27th day of July, 2007.

                                       SEGUSO HOLDINGS, INC.
                                           /s/ Robert Seguso
                                       By: -----------------------------------
                                           Robert Seguso
                                           President, Chief Executive Officer,
                                           Chief Financial Officer, and Director

        In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

      Signature                           Title                           Date
----------------------   ------------------------------------------   -------------

/s /  Robert Seguso      President, Chief Executive Officer, Chief    July 27, 2007
Robert Seguso            Financial Officer, and Director (Principal
                         Executive Officer, Principal Financial
                         Officer, Principal Accounting Officer, and
                         Sole Director)

                                  EXHIBIT INDEX

Exhibit
Number        Description
-------       -------------------------------------------------------------
  10.4        Letter Agreement between the registrant and Robert Seguso dated
              April 1, 2007, regarding the Second Advance.

  23.2        Consent of Lazar Levine & Felix LLP.